Exhibit 99.1

Bionik Laboratories Corp. Issues Letter to Shareholders

TORONTO and BOSTON, August 22, 2017 -- Bionik Laboratories Corp. (OTCQB:BNKL) (“Bionik” or the "Company"), a robotics company focused on providing rehabilitation and assistive technology solutions to individuals with neurological and mobility challenges from hospital to home, today issued a letter to its shareholders. The letter can be read in full below:

To Our Valued Shareholders,

I am pleased to provide you with an update of our progress over the last 12 months and to outline certain goals for the next year.

The first half of 2017 has been an important one for Bionik as we seek to strengthen our position as a company as we prepare to enter new markets. We are excited about the opportunities that lie ahead for our Company as we continue to execute on the advancement of our industry-leading product portfolio of assistive robotic technologies for the medical and home healthcare markets.

The Company has achieved several key milestones thus far in 2017 that we believe have also positioned us for increased growth:

•	Completed the development of the new V2 version of our InMotion robots, with improved design, footprint and user interface to enhance the user experience. We expect to begin delivery of these products this year.

•	Expanded sales and marketing teams to lead business development and company awareness initiatives. This has resulted in a significantly expanded sales pipeline, which is expected to generate sales over the coming years.

•	Strengthened position to enter growth markets in China through a joint venture partnership with Ginger Capital Investment to market and sell Bionik products into China, the largest single potential market for our products.

•	Signed a co-development partnership with Wistron Corporation to co-develop and sell exoskeleton robots targeting the aging population. Wistron is a tier 1 Taiwanese ODM company.

•	Made a key addition to Board of Directors with the appointment of Dr. Eric Dusseux, MD, MSc, MBA, adding significant experience within the areas of corporate strategy, business intelligence, international business development, business growth strategy, entrepreneurship and operations.

•	Fully integrated Interactive Motion Technologies, Inc. into Company following May 2016 acquisition.

Moving forward, the Company continues to focus on near-term priorities of market expansion and revenue generation through our core commercial products, while also targeting new, high-growth market opportunities and partnerships. I have highlighted below some important milestones management is striving for in the near term:

•	Extending the range of our new V2 InMotion robotic rehabilitation products, including the arm/hand and wrist robots.
•	Further developing the V2 ankle robot and our first home version of the InMotion arm rehabilitation robot.
•	Beginning to develop our first lower cost, lower body robot focused on the large and expanding market for the aging population in conjunction with Wistron Corporation, a co-development partner.
•	Generating our first revenues from China together with a JV partner, Ginger Capital.
•	Securing an additional Asian distribution partnership.
•	Outsourcing manufacturing to support the expected increase in demand for our products.

In parallel, the Company is exploring an uplist to a national securities exchange, such as NASDAQ, and a capital raise necessary to do so and to fund the Company. A successful uplist is expected to provide the Company with greater market coverage and a larger diversified base of prospective investors. We have made good progress as a Company in regards to engineering and product development, and believe stepping up to a senior exchange will provide us with greater opportunity and flexibility as we move toward commercialization of our technology at scale.

The Company is seeking approval at its annual meeting of stockholders for a reverse split to ensure it meets certain stock price minimums required for market inclusion on NASDAQ.

Furthermore, the Company is seeking approval at its annual meeting of stockholders for an increase in the total number of authorized shares of our Common Stock. The Company and its leadership believe such an increase may be necessary for future issuances of the Company’s securities as it seeks to raise capital for operations and the NASDAQ uplist, among other things,

The Company and its leadership hope to garner your support for these proposals.

We believe the most exciting times for Bionik are still in front of us, as the robotics markets within medical and home health care maintain their growth and our technology continues to evolve. Over the remainder of 2017 and beyond, we remain committed to providing leading robotic assistive therapy and mobility solutions, providing users with an enhanced level of accessibility and quality of life.

On behalf of the entire Bionik management team and Board of Directors, I would like to thank you for your continued support of our company and our mission.

Sincerely,

Peter Bloch

Chief Executive Officer

Bionik Laboratories Corp.

About Bionik Laboratories

Bionik Laboratories (OTCQB:BNKL) is a robotics company focused on providing rehabilitation and mobility solutions to individuals with neurological and mobility challenges from hospital to home. The Company has a portfolio of products focused on upper and lower extremity rehabilitation for stroke and other mobility-impaired patients, including three products on the market and four products in varying stages of development. The InMotion Systems — the InMotion ARM™, InMotion Wrist™, InMotion Hand™ and InMotion AnkleBot™ — are designed to provide intelligent, patient-adaptive therapy in a manner that has been clinically verified to maximize neuro-recovery. Bionik is also developing a lower-body exoskeleton, ARKE™, designed to allow paraplegics as well as other wheelchair users the ability to rehabilitate through walking. ARKE is designed to continually adapt to a patient’s ability and provide real-time feedback to the physiotherapist.

For more information, please visit www.bioniklabs.com and connect with us on Twitter, LinkedIn, and Facebook. If you’re a shareholder and wish to receive email alerts for Company news, please sign up here.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “should,” “would,” “will,” “could,” “scheduled,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek,” or “project” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of human exoskeletons and other robotic rehabilitation products, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company's future financial performance, (iv) the market and projected market for our existing and planned products and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances, and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions, and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing, the significant length of time and resources associated with the development of our products and related insufficient cash flows and resulting illiquidity, the Company's inability to expand the Company's business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, volatility in the price of the Company's raw materials, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company does not undertake to update these forward-looking statements.

Investor Relations contact:

Amato and Partners, LLC

Investor Relations Counsel

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